UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

Chesapeake Utilities Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 734-6799

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of Chesapeake Utilities Corporation (the “Company”) was held on May 5, 2010. The items set forth below were submitted to a vote of security holders. Proxies for the meeting were solicited in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended.

The stockholders elected one nominee to the Company’s Board of Directors to serve as a Class I director for a two-year term ending in 2012 and until his successor is elected and qualified, four nominees to serve as Class II directors for three-year terms ending in 2013 and until their successors are elected and qualified, and one nominee to the Company’s Board of Directors to serve as a Class III director for a one-year term ending in 2011 and until his successor is elected and qualified. The following shows the separate tabulation of votes for each nominee:

Class	Name	Votes For	Votes Withheld

I	Dennis S. Hudson, III	5,978,112	182,037
II	Ralph J. Adkins	5,435,165	724,984
II	Richard Bernstein	5,426,119	734,030
II	Paul L. Maddock, Jr.	5,979,073	181,077
II	J. Peter Martin	5,465,129	695,021
III	Michael P. McMasters	5,988,735	171,415

There were 2,304,861 broker non-votes for each nominee. There were no abstentions for any nominee.

The stockholders approved the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 12,000,000 to 25,000,000. There were 6,714,293 affirmative votes, 1,656,178 negative votes, and 94,539 abstentions. There were no broker non-votes for this matter.

The stockholders approved the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. There were 8,288,271 affirmative votes, 95,897 negative votes, and 80,842 abstentions. There were no broker non-votes for this matter.

As of the record date for the Annual Meeting, March 15, 2010, 9,439,903 shares of common stock of the Company, the only outstanding class of voting or equity securities of the Company, were outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper
Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: May 10, 2010